Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Mauricio Lopez-Hodoyan
Vice President, Investor Relations
Phone: 1-858-658-4813 | e-mail: ir@qualcomm.com

Qualcomm Announces Second Quarter Fiscal 2025 Results
GAAP Revenues: $11.0 billion
GAAP EPS: $2.52, Non-GAAP EPS: $2.85
—QCT EBT: 25% Year-Over-Year Growth—
—QCT Diversification: Combined Automotive and IoT Revenues Grew 38% Year-Over-Year—
SAN DIEGO - April 30, 2025 - Qualcomm Incorporated (NASDAQ: QCOM) today announced results for its fiscal second quarter ended March 30, 2025.
"We are pleased to report another quarter of strong results,” said Cristiano Amon, President and CEO of Qualcomm Incorporated. “As we navigate the current macroeconomic and trade environment, we remain focused on the critical factors we can control – our leading technology roadmap, best-in-class product portfolio, strong customer relationships and operational efficiencies. Our top priorities remain executing our diversification strategy and continuing to invest in areas that drive long-term value.”
Second Quarter Results1

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q2 Fiscal 2025	Q2 Fiscal 2024	Change	Q2 Fiscal 2025	Q2 Fiscal 2024	Change
Revenues	$10,979	$9,389	+17%	$10,836	$9,386	+15%
Earnings before taxes (EBT)	$3,105	$2,498	+24%	$3,694	$3,175	+16%
Net income	$2,812	$2,326	+21%	$3,172	$2,761	+15%
Diluted earnings per share (EPS)	$2.52	$2.06	+22%	$2.85	$2.44	+17%
(1) Discussion regarding our use of Non-GAAP financial measures and reconciliations between GAAP and Non-GAAP results are included at the end of this news release in the sections labeled “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliations of GAAP Results to Non-GAAP Results.”
Segment Results

	QCT			QTL
(in millions, except percentages)	Q2 Fiscal 2025	Q2 Fiscal 2024	Change	Q2 Fiscal 2025	Q2 Fiscal 2024	Change
Revenues	$9,469	$8,026	+18%	$1,319	$1,318	—
EBT	$2,857	$2,288	+25%	$929	$933	—
EBT as % of revenues	30%	29%	+1 point	70%	71%	-1 point

Qualcomm Announces Second Quarter Fiscal 2025 Results	Page 2 of 8

QCT Revenue Streams1

(in millions, except percentages)	Q2 Fiscal 2025	Q2 Fiscal 2024	Change
Handsets	$6,929	$6,180	+12%
Automotive	959	603	+59%
IoT (internet of things)	1,581	1,243	+27%
Total QCT revenues	$9,469	$8,026	+18%
(1) We disaggregate QCT revenues based on the industries and applications in which our products are sold.
Return of Capital to Stockholders
During the second quarter of fiscal 2025, we returned $2.7 billion to stockholders, including $938 million, or $0.85 per share, of cash dividends paid and $1.7 billion through repurchases of 11 million shares of common stock.

Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent quarterly report on file with the Securities and Exchange Commission (SEC) provides a more complete description of our risks.
The following table summarizes GAAP and Non-GAAP guidance based on the current outlook.

Current Guidance Q3 FY25 Estimates[1]
Revenues	$9.9B - $10.7B
Supplemental Revenue Information
QCT revenues	$8.7B - $9.3B
QTL revenues	$1.15B - $1.35B
GAAP diluted EPS	$2.14 - $2.34
Less diluted EPS attributable to QSI	$—
Less diluted EPS attributable to share-based compensation	($0.50)
Less diluted EPS attributable to other items[2]	$0.04
Non-GAAP diluted EPS	$2.60 - $2.80
(1) Our outlook does not include provisions for proposed tax law changes, future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as certain investments, derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain. Our outlook includes the impact of any pending business combinations to the extent they are expected to close in the upcoming quarter. Actual results may differ materially from the outlook.
(2) Our guidance for diluted EPS attributable to other items for the third quarter of fiscal 2025 is primarily related to the requirement to capitalize research and development expenditures under U.S. Federal income tax law, partially offset by acquisition-related items.

Qualcomm Announces Second Quarter Fiscal 2025 Results	Page 3 of 8

Conference Call and Available Information
Qualcomm’s second quarter fiscal 2025 earnings conference call will be broadcast live on April 30, 2025, beginning at 1:45 p.m. Pacific Time (PT) at https://investor.qualcomm.com/news-events/investor-events. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to our financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted to our Investor Relations website at https://investor.qualcomm.com immediately prior to the commencement of the call. An audio replay will be available on our website and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use reservation number 13752782.

Our Investor Relations website at https://investor.qualcomm.com contains a significant amount of information about us, including financial and other information for investors, and it is possible that this information could be deemed to be material information. Accordingly, investors and others interested in Qualcomm should review the information posted on our website in addition to following our press releases, SEC filings and public conference calls and webcasts.

About Qualcomm
Qualcomm relentlessly innovates to deliver intelligent computing everywhere, helping the world tackle some of its most important challenges. Our proven solutions drive transformation across major industries, and our Snapdragon® branded platforms power extraordinary consumer experiences and our Qualcomm DragonwingTM products empower businesses and industries to scale to new heights. Building on our nearly 40-year leadership in setting industry standards and creating era-defining technology breakthroughs, we deliver leading edge AI, high-performance, low-power computing, and unrivaled connectivity. Together with our ecosystem partners, we enable next-generation digital transformation to enrich lives, improve businesses, and advance societies. At Qualcomm, we are engineering human progress.

Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our engineering and research and development functions and substantially all of our products and services businesses, including our QCT semiconductor business. Snapdragon and Qualcomm branded products are products of Qualcomm Technologies, Inc. and/or its subsidiaries. Qualcomm patents are licensed by Qualcomm Incorporated.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: the macroeconomic and trade environment; our technology roadmap, product portfolio, customer relationships and operational efficiencies; our diversification strategy; and our estimates and guidance related to revenues and earnings per share (EPS). Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: our dependence on a small number of customers and licensees, and particularly from their sale of premium-tier handset devices; our customers vertically integrating; a significant portion of our business being concentrated in China, which is exacerbated by U.S./China trade and national security tensions; our ability to extend our technologies and products into new and expanded product areas, and industries and applications beyond mobile handsets; our strategic acquisitions, transactions and investments, and our ability to consummate strategic acquisitions; our dependence on a limited number of third-party suppliers; risks associated with the operation and control of our manufacturing facilities; security breaches of our information technology systems, or other misappropriation of our technology, intellectual property or other proprietary or confidential information; our ability to attract and retain qualified employees; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio and to renew or renegotiate license agreements that are expiring; efforts by some OEMs to avoid paying fair and reasonable royalties for the use of our intellectual property, and other attacks on our licensing business model; potential changes in our patent licensing practices, whether due to governmental investigations, legal challenges or otherwise; adverse rulings in governmental investigations or proceedings or other legal proceedings; our customers’ and licensees’ sales of products and services based on CDMA, OFDMA and other communications technologies, including 5G, and our customers’ demand for our products based on these technologies; competition in an environment of rapid technological change, and our ability to adapt to such change and compete effectively; failures in our products or in the products of our customers or licensees, including those resulting from security vulnerabilities, defects or errors; difficulties in enforcing and protecting our intellectual property rights; claims by third parties that we infringe their intellectual property; our use of open source software; the cyclical nature of the semiconductor industry, declines in global, regional or local economic conditions, or our stock price and earnings volatility; geopolitical conflicts, natural disasters, pandemics and other health crises, and other factors outside of our control; our ability to comply with laws, regulations, policies and standards; our indebtedness; and potential tax liabilities. These and other risks are set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2025 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Qualcomm Announces Second Quarter Fiscal 2025 Results	Page 4 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except par value amounts)
(Unaudited)

	March 30, 2025	September 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$7,203	$7,849
Marketable securities	6,643	5,451
Accounts receivable, net	3,699	3,929
Inventories	6,196	6,423
Other current assets	2,339	1,579
Total current assets	26,080	25,231
Deferred tax assets	5,750	5,162
Property, plant and equipment, net	4,410	4,665
Goodwill	10,948	10,799
Other intangible assets, net	1,183	1,244
Other assets	7,001	8,053
Total assets	$55,372	$55,154

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$2,479	$2,584
Payroll and other benefits related liabilities	1,248	1,834
Unearned revenues	232	297
Short-term debt	1,365	1,364
Other current liabilities	4,220	4,425
Total current liabilities	9,544	10,504
Unearned revenues	82	88
Long-term debt	13,258	13,270
Other liabilities	4,760	5,018
Total liabilities	27,644	28,880

Stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,100 and 1,113 shares issued and outstanding, respectively	—	—
Retained earnings	27,333	25,687
Accumulated other comprehensive income	395	587
Total stockholders’ equity	27,728	26,274
Total liabilities and stockholders’ equity	$55,372	$55,154

Qualcomm Announces Second Quarter Fiscal 2025 Results	Page 5 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 30, 2025	March 24, 2024	March 30, 2025	March 24, 2024
Revenues:
Equipment and services	$9,359	$7,950	$19,301	$16,266
Licensing	1,620	1,439	3,348	3,059
Total revenues	10,979	9,389	22,649	19,325
Costs and expenses:
Cost of revenues	4,937	4,106	10,098	8,418
Research and development	2,216	2,236	4,446	4,332
Selling, general and administrative	706	707	1,430	1,335
Other	—	—	—	(28)
Total costs and expenses	7,859	7,049	15,974	14,057
Operating income	3,120	2,340	6,675	5,268
Interest expense	(163)	(172)	(326)	(350)
Investment and other income, net	148	330	391	542
Income from continuing operations before income taxes	3,105	2,498	6,740	5,460
Income tax expense	(293)	(223)	(748)	(373)
Income from continuing operations	2,812	2,275	5,992	5,087
Discontinued operations, net of income taxes	—	51	—	6
Net income	$2,812	$2,326	$5,992	$5,093

Basic earnings per share:
Continuing operations	$2.55	$2.03	$5.41	$4.55
Discontinued operations	—	0.05	—	0.01
Net income	$2.55	$2.08	$5.41	$4.56
Diluted earnings per share:
Continuing operations	$2.52	$2.02	$5.36	$4.50
Discontinued operations	—	0.04	—	0.01
Net income	$2.52	$2.06	$5.36	$4.51
Shares used in per share calculations:
Basic	1,104	1,117	1,107	1,116
Diluted	1,115	1,130	1,118	1,129

Qualcomm Announces Second Quarter Fiscal 2025 Results	Page 6 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	March 30, 2025	March 24, 2024
Operating Activities:
Net income from continuing operations	$5,992	$5,087
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	833	848
Income tax provision less than income tax payments	(899)	(1,764)
Share-based compensation expense	1,461	1,307
Net gains on marketable securities and other investments	(9)	(273)
Impairment losses on other investments	41	62
Other items	(69)	(30)
Changes in assets and liabilities:
Accounts receivable, net	227	92
Inventories	202	328
Other assets	299	221
Trade accounts payable	(97)	420
Payroll, benefits and other liabilities	(773)	286
Unearned revenues	(67)	10
Net cash used by operating activities from discontinued operations	—	(91)
Net cash provided by operating activities	7,141	6,503
Investing Activities:
Capital expenditures	(491)	(398)
Purchases of debt and equity marketable securities	(3,326)	(2,842)
Proceeds from sales and maturities of debt and equity marketable securities	2,155	1,178
Acquisitions and other investments, net of cash acquired	(341)	(165)
Proceeds from other investments	41	62
Other items	2	(30)
Net cash used by investing activities	(1,960)	(2,195)
Financing Activities:
Proceeds from short-term debt	500	799
Repayment of short-term debt	(500)	(799)
Proceeds from issuance of common stock	201	195
Repurchases and retirements of common stock	(3,498)	(1,515)
Dividends paid	(1,880)	(1,790)
Payments of tax withholdings related to vesting of share-based awards	(609)	(515)
Other items	(3)	4
Net cash used by financing activities	(5,789)	(3,621)
Effect of exchange rate changes on cash and cash equivalents	(38)	5
Net (decrease) increase in total cash and cash equivalents	(646)	692
Total cash and cash equivalents at beginning of period (including $77 classified as held for sale at September 24, 2023)	7,849	8,527
Total cash and cash equivalents at end of period	$7,203	$9,219

Qualcomm Announces Second Quarter Fiscal 2025 Results	Page 7 of 8

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial measures presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, our Non-GAAP financial measures might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP financial measures are presented herein.
We use Non-GAAP financial information: (i) to evaluate, assess and benchmark our operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of our ongoing core operating businesses, including our QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by us include revenues, cost of revenues, research and development (R&D) expenses, selling, general and administrative (SG&A) expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. We are able to assess what we believe is a meaningful and comparable set of financial performance measures by using Non-GAAP information. In addition, the HR and Compensation Committee of our Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. We present Non-GAAP financial information to provide greater transparency to investors with respect to our use of such information in financial and operational decision-making. This Non-GAAP financial information is also used by institutional investors and analysts in evaluating our business and assessing trends and future expectations.
Non-GAAP information presented herein excludes our QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items.
•QSI is excluded because we generally expect to exit our strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed as unrelated to our operational performance.
•Share-based compensation expense primarily relates to restricted stock units. We believe that excluding share-based compensation from Non-GAAP financial information allows us and investors to make additional comparisons of the operating activities of our ongoing core businesses over time and with respect to other companies.
•Certain other items are excluded because we view such items as unrelated to the operating activities of our ongoing core businesses, as follows:
◦Acquisition-related items include amortization of acquisition-related intangible assets, substantially all of which relate to the amortization of technology-based intangible assets that is recorded in cost of revenues and will recur in future periods until the related intangible assets have been fully amortized. We view acquisition-related intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. Acquisition-related intangible assets contribute to revenue generation that has not been excluded from our Non-GAAP financial information. Acquisition-related items also include recognition of the step-up of inventories and property, plant and equipment to fair value and the related tax effects of acquisition-related items, as well as any effects from restructuring the ownership of such acquired assets. We also exclude the operating results of acquired and/or consolidated businesses that, as of close, are expected or required to be sold. Additionally, we exclude certain other acquisition-related charges such as third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition.
◦We exclude certain other items that we view as unrelated to our ongoing businesses, such as major restructuring and restructuring-related costs, asset impairments and awards, settlements and/or damages arising from legal or regulatory matters. We exclude gains and losses driven by the revaluation of our deferred compensation plan liabilities recognized in operating expenses and the offsetting gains and losses on the related plan assets recognized in investment and other income (expense).
◦Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of our ongoing Non-GAAP tax rate and after-tax earnings. Beginning in the first quarter of fiscal 2023 and for the initial five-year period in which we are required to capitalize and amortize R&D expenditures for U.S. federal income tax purposes, we also exclude the favorable impact to our provision for income taxes and results of operations resulting from such change in treatment of R&D expenditures. The favorable tax provision impact will diminish in future years as capitalized research and development expenditures continue to amortize.

Qualcomm Announces Second Quarter Fiscal 2025 Results	Page 8 of 8

Reconciliations of GAAP Results to Non-GAAP Results

(in millions, except per share data and percentages)	GAAP to Non-GAAP Reconciliation
	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Q2 Fiscal 2025
Revenues	$10,979	$—	$—	$143	$10,836
Operating income (loss)	3,120	(3)	(703)	139	3,687
EBT	3,105	10	(703)	104	3,694
EBT as % of revenues	28%				34%
Net income (loss)	2,812	8	(551)	183	3,172
Diluted EPS	$2.52	$0.01	($0.49)	$0.16	$2.85
Diluted shares	1,115	1,115	1,115	1,115	1,115
Q2 Fiscal 2024
Revenues	$9,389	$3	$—	$—	$9,386
Operating income (loss)	2,340	(2)	(706)	(128)	3,176
EBT	2,498	96	(706)	(67)	3,175
EBT as % of revenues	27%				34%
Net income (loss)	2,326	76	(571)	60	2,761
Diluted EPS	$2.06	$0.07	($0.51)	$0.05	$2.44
Diluted shares	1,130	1,130	1,130	1,130	1,130
(1) Further details of amounts included in the “Other Items” column for the current period are included at the end of this news release in the table labeled “Supplemental Information and Reconciliations.” Details of amounts included in the “Other Items” column for the prior period are included in the news release for that period.
(2) In the second quarter of fiscal 2025, other items excluded from Non-GAAP revenues included licensing revenues resulting from a recent settlement of a licensing dispute, which was not allocated to our segment results.
Sums may not equal totals due to rounding.

Q2 Fiscal 2025 Supplemental Information and Reconciliations
(in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Cost of revenues	$4,937	$—	$23	$35	$4,879
Research and development expenses	2,216	—	540	(12)	1,688
Selling, general and administrative expenses	706	3	140	(19)	582
Interest expense	163	—	—	1	162
Investment and other income (expense), net	148	13	—	(34)	169
Income tax expense (benefit)	293	2	(152)	(79)	522
(1) Other items excluded from Non-GAAP results included $53 million of acquisition-related charges and $1 million of interest expense related to a fine imposed on us by the European Commission in 2019, partially offset by a $15 million benefit of restructuring and restructuring-related charges. Other items excluded from Non-GAAP results also included $34 million of gains driven by the revaluation of our deferred compensation plan liabilities, which decreases operating expenses, offset by corresponding $34 million of losses driven by the revaluation of the associated plan assets, which were included within investment and other income (expense), net.
(2) At fiscal year end, the quarterly tax expense for each column equals the annual tax expense (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these expenses (benefits) may not equal the total GAAP tax expense, and this difference is included in the tax expense (benefit) in the “Other Items” column. Tax benefit in the “Other Items” column included a $100 million benefit from the foreign-derived intangible income deduction resulting from the requirement to capitalize and amortize R&D expenditures, an $8 million benefit for the tax effect of acquisition-related charges, a $2 million foreign currency gain related to a noncurrent receivable resulting from our refund claim of Korean withholding taxes paid in prior periods and a $1 million benefit to reconcile the tax provision of each column to the total GAAP tax provision for the quarter, partially offset by a $23 million charge from the combined effect of other items in EBT and a $9 million net charge related to the transfer of intellectual property between foreign subsidiaries in the fourth quarter of fiscal 2024.
Sums may not equal totals due to rounding.